Exhibit 99

Contacts: Media Scott Sayres (480) 257-8921 scott.sayres@honeywell.com	Investor Relations Mark Macaluso (973) 455-2222 mark.macaluso@honeywell.com

HONEYWELL REPORTS STRONG FINISH TO 2018;
EXPECTS 2019 EARNINGS PER SHARE OF $7.80 - $8.10

•	Continued Strength in Fourth Quarter led by Commercial Aerospace, Defense, and Warehouse Automation
•	Fourth Quarter Reported Sales Down 10% Due to Impact of Spin-Offs, Organic Sales up 6%
•	Fourth Quarter Reported Earnings Per Share of $2.31; Adjusted EPS[1] of $1.91, up 12% Ex-Spins[1]
•	Full Year Operating Cash Flow up 8%, Conversion 95%; Adj. Free Cash Flow[2] up 22%, Conversion 100%
•	Expect Strong Sales, Margin and Cash Flow Growth in 2019 Following Portfolio Transformation

MORRIS PLAINS, N.J., February 1, 2019 — Honeywell (NYSE: HON) today announced financial results for the fourth quarter and full year 2018 and also announced its outlook for 2019.

“Honeywell delivered a strong fourth quarter to finish out what was an incredible year for our customers, our employees, and our shareowners. Organic sales were up 6 percent in the fourth quarter and full year, primarily driven by continued strength in our long-cycle businesses in commercial aerospace, U.S. defense, and warehouse automation. Our long-cycle orders and backlog were up over 15 percent for the year, which positions us well for 2019 and beyond. Our focus on generating profitable growth combined with productivity rigor drove 80 basis points of segment margin expansion this quarter, and 60 basis points for the full year, exceeding the long-term targets we set forth in 2017. This momentum resulted in adjusted earnings per share1 of $1.91, up 12 percent1 year-over-year, excluding the impact of the spin-offs completed in 2018. For the full year, we exceeded the high end of our original adjusted earnings per share and adjusted free cash flow guidance even after dilution from the spin-offs, while at the same time returning value to shareowners in the form of the spin dividends.” said Darius Adamczyk, Chairman and Chief Executive Officer of Honeywell. “We generated over $6 billion of cash for the year and reached 100 percent conversion2, a milestone for the company and proof that our initiatives are working. We expect to remain at similar levels for cash conversion in 2019, principally driven by continued working capital improvements.”

Adamczyk continued, “We have good momentum exiting 2018 after an exciting year. We continue to transform the portfolio, as we demonstrated with the successful spin-offs of our Homes and

1 Adjusted EPS and Adjusted EPS V% exclude pension mark-to-market, after-tax separation costs related to the spin-offs of Resideo and Garrett, the 4Q17 U.S. tax legislation charge and 2018 adjustments to such charge; adjusted EPS V% ex-spins also excludes after-tax segment profit from Garrett in 4Q17 and after-tax segment profit from Resideo in the months of November and December 2017, net of the spin indemnification impacts assuming both indemnification agreements were effective during these periods.

2 Adjusted free cash flow, associated conversion and adjusted free cash flow V% exclude impacts from separation costs related to the spin-offs. Associated conversion also excludes pension mark-to-market and 2018 adjustments to the 4Q17 U.S. tax legislation charge.

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Honeywell 2019 Outlook - 2

Transportation Systems businesses. We now have a simpler, more focused portfolio spread across six attractive end markets with approximately 60 percent of the portfolio growing sales at or above 5 percent organically for the full year. We effectively deployed capital to dividends, capital expenditures, acquisitions, and repurchases of Honeywell shares. Our dividend increase in September marked the ninth consecutive double-digit increase since 2010.”

The company also announced its outlook for 2019. Honeywell expects sales of $36.0 billion to $36.9 billion, representing organic sales growth of 2 to 5 percent; segment margin expansion of 110 to 140 basis points, or 30 to 60 basis points excluding the favorable impact of the 2018 spin-offs3; earnings per share of $7.80 to $8.10; operating cash flow of $5.9 billion to $6.5 billion and adjusted free cash flow4 of $5.4 billion to $6.0 billion, representing conversion of approximately 100 percent. A summary of the company’s 2019 guidance can be found in Table 1.

“We have an established software business and strategy in our connected enterprises which continues to grow at double-digit rates as our shift to a software-industrial company continues. We continue to make improvements in our supply chain and working capital to drive better sales, margin and free cash flow; and we have begun the digitization of Honeywell processes to improve organizational efficiency and enable enhanced analytics to drive better decision making. It’s an exciting time to be part of Honeywell, and we look forward to continuing our track record of matching our say with our do in 2019,” Adamczyk concluded.

Fourth-Quarter Performance

Honeywell sales for the fourth quarter were down 10 percent on a reported basis and up 6 percent on an organic basis. The difference between reported and organic sales primarily relates to the spin-offs of the former Transportation Systems business (formerly in Aerospace) and the former Homes and ADI Global Distribution business (formerly in Honeywell Building Technologies), partially offset by the favorable impact of foreign currency translation. Fourth-quarter reported earnings per share was $2.31, which includes a $435 million favorable adjustment to the fourth quarter 2017 charge related to U.S. tax legislation, $104 million of separation costs (including net tax impacts) associated with the spin-offs, and a $28 million pension mark-to-market expense. The fourth-quarter financial results can be found in Tables 2 and 3.

Aerospace sales for the fourth quarter were up 10 percent on an organic basis driven by continued double-digit organic growth in the U.S. and international defense business and business aviation OE, and demand in the air transport and business aviation aftermarket. Segment margin expanded 50 basis points to 23.4 percent, primarily driven by commercial excellence, lower customer incentives, and the favorable impact from the spin-off of the former Transportation Systems business, partially offset by higher volumes of lower-margin OE shipments.

Honeywell Building Technologies sales for the fourth quarter were up 1 percent on an organic basis driven by continued demand for commercial fire products, strength in the former Homes and ADI Global Distribution business (now Resideo) prior to its spin-off effective October 29, offset by declines in the China air and water products business and Building Management Systems. Sales in Building Solutions were flat on an organic basis, with growth in projects offset by declines in the energy

3 Segment margin expansion ex-spins guidance excludes sales and segment profit contribution from Resideo and Garrett in 2018.

4 Adjusted free cash flow guidance and associated conversion excludes estimated payments of ~$0.3B for separation costs incurred in 2018 related to the spin-offs of Resideo and Garrett.

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Honeywell 2019 Outlook - 3

vertical. Segment margin expanded 100 basis points to 18.6 percent, primarily driven by commercial excellence, the favorable impact following the spin-off of the former Homes and ADI Global Distribution business, and benefits from repositioning.

Performance Materials and Technologies sales for the fourth quarter were flat on an organic basis. The result was driven by strong licensing, engineering and catalyst demand in UOP, short-cycle maintenance and migration services demand in Process Solutions, and growth in Solstice® low global warming products, largely offset by volume declines for specialty products in Advanced Materials. Segment margin expanded 200 basis points to 23.3 percent, primarily driven by the favorable impact of higher catalyst shipments in UOP, commercial excellence, and benefits from repositioning.

Safety and Productivity Solutions sales for the fourth quarter were up 15 percent on an organic basis driven by continued double-digit sales growth in the Intelligrated warehouse automation business, robust volumes across sensing and IoT, and demand for new mobility launches in productivity products. Segment margin expanded 30 basis points to 16.0 percent, primarily driven by commercial excellence, productivity and higher sales volumes.

Conference Call Details

Honeywell will discuss the 2018 results and 2019 outlook during an investor conference call today starting at 8:30 a.m. Eastern Standard Time. To participate on the conference call, please dial (800) 289-0438 (domestic) or (323) 794-2423 (international) approximately ten minutes before the 8:30 a.m. EST start. Please mention to the operator that you are dialing in for Honeywell’s fourth quarter 2018 earnings and 2019 outlook call or provide the conference code HON2019. The live webcast of the investor call as well as related presentation materials will be available through the Investor Relations section of the company’s website (www.honeywell.com/investor). Investors can hear a replay of the conference call from 12:30 p.m. EST, February 1, until 12:30 p.m. EST, February 8, by dialing (888) 203-1112 (domestic) or (719) 457-0820 (international). The access code is 4116151.

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Honeywell 2019 Outlook - 4

TABLE 1: FULL-YEAR 2019 GUIDANCE

Sales	$36.0B - $36.9B
Organic Growth	2% - 5%
Segment Margin	20.7% - 21.0%
Expansion	Up 110 - 140 bps
Expansion Ex-Spins[5]	Up 30 - 60 bps
Earnings Per Share	$7.80 - $8.10
Earnings Growth Ex-Spins[6]	6% - 10%
Operating Cash Flow	$5.9B - $6.5B
Adjusted Free Cash Flow[7]	$5.4B - $6.0B
Conversion	95% - 100%

TABLE 2: SUMMARY OF HONEYWELL FINANCIAL RESULTS

	FY 2017	FY 2018	Change
Sales	40,534	41,802	3%
Organic Growth			6%
Segment Margin	19.0%	19.6%	60 bps
Operating Income Margin	15.6%	16.0%	40 bps
Reported Earnings Per Share	$2.00	$8.98	349%
Adjusted Earnings Per Share[8]	$7.15	$8.01	12%
Cash Flow from Operations	5,966	6,434	8%
Adjusted Free Cash Flow[9]	4,935	6,030	22%

	4Q 2017	4Q 2018	Change
Sales	10,843	9,729	(10%)
Organic Growth			6%
Segment Margin	19.3%	20.1%	80 bps
Operating Income Margin	14.9%	15.6%	70 bps
Reported Earnings Per Share	($3.32)	$2.31	170%
Adjusted Earnings Per Share[8]	$1.89	$1.91	1%
Cash Flow from Operations	2,172	1,559	(28%)
Adjusted Free Cash Flow[9]	1,754	1,486	(15%)

5 Segment margin expansion ex-spins guidance excludes sales and segment profit contribution from Resideo and Garrett in 2018.

6 EPS growth ex-spins guidance excludes pension mark-to-market in 2018, after-tax separation costs related to the spin-offs of Resideo and Garrett. Also excludes the after-tax segment profit contribution from the spin-offs in 2018, net of spin indemnification impacts assuming both indemnification agreements were effective for all of 2018, of $0.62.

7 Adjusted free cash flow guidance and associated conversion excludes estimated payments of ~$0.3B for separation costs incurred in 2018 related to the spin-offs of Resideo and Garrett.

8 Adjusted EPS and adjusted EPS V% exclude pension mark-to-market, the 4Q17 U.S. tax legislation charge, the favorable adjustment to such charge of $1.5B in FY18 and $435M in 4Q18, and after-tax separation costs related to the spin-offs of Resideo and Garrett of $732M in FY18 and $104M in 4Q18.

9 Adjusted free cash flow and adjusted free cash flow V% exclude impacts from separation costs related to the spin-offs of $424M in FY18 and $233M in 4Q18.

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Honeywell 2019 Outlook - 5

TABLE 3: SUMMARY OF SEGMENT FINANCIAL RESULTS

AEROSPACE	FY 2017	FY 2018	Change
Sales	14,779	15,493	5%
Organic Growth			9%
Segment Profit	3,288	3,503	7%
Segment Margin	22.2%	22.6%	40 bps

	4Q 2017	4Q 2018
Sales	3,902	3,428	(12%)
Organic Growth			10%
Segment Profit	893	801	(10%)
Segment Margin	22.9%	23.4%	50 bps

HONEYWELL BUILDING TECHNOLOGIES	FY 2017	FY 2018	Change
Sales	9,777	9,298	(5%)
Organic Growth			3%
Segment Profit	1,650	1,608	(3%)
Segment Margin	16.9%	17.3%	40 bps

	4Q 2017	4Q 2018
Sales	2,615	1,802	(31%)
Organic Growth			1%
Segment Profit	461	335	(27%)
Segment Margin	17.6%	18.6%	100 bps

PERFORMANCE MATERIALS AND TECHNOLOGIES	FY 2017	FY 2018	Change
Sales	10,339	10,674	3%
Organic Growth			2%
Segment Profit	2,206	2,328	6%
Segment Margin	21.3%	21.8%	50 bps

	4Q 2017	4Q 2018
Sales	2,854	2,802	(2%)
Organic Growth			~Flat
Segment Profit	607	652	7%
Segment Margin	21.3%	23.3%	200 bps

SAFETY AND PRODUCTIVITY SOLUTIONS	FY 2017	FY 2018	Change
Sales	5,639	6,337	12%
Organic Growth			11%
Segment Profit	852	1,032	21%
Segment Margin	15.1%	16.3%	120 bps

	4Q 2017	4Q 2018
Sales	1,472	1,697	15%
Organic Growth			15%
Segment Profit	231	272	18%
Segment Margin	15.7%	16.0%	30 bps

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Honeywell 2019 Outlook - 6

Honeywell (www.honeywell.com) is a Fortune 100 technology company that delivers industry specific solutions that include aerospace products and services; control technologies for buildings and industry; and performance materials globally. Our technologies help everything from aircraft, buildings, manufacturing plants, supply chains, and workers become more connected to make our world smarter, safer, and more sustainable. For more news and information on Honeywell, please visit www.honeywell.com/newsroom.

This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based upon certain assumptions and assessments made by our management in light of their experience and their perception of historical trends, current economic and industry conditions, expected future developments and other factors they believe to be appropriate. The forward-looking statements included in this release are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting our operations, markets, products, services and prices. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our Form 10-K and other filings with the Securities and Exchange Commission.

This release contains financial measures presented on a non-GAAP basis. Honeywell’s non-GAAP financial measures used in this release are as follows: segment profit, on an overall Honeywell basis, a measure by which we assess operating performance, which we define as operating income adjusted for certain items as presented in the Appendix; segment margin, on an overall Honeywell basis, which we define as segment profit divided by sales and which we adjust to exclude sales and segment profit contribution from Resideo and Garrett in 2018, if and as noted in the release; organic sales growth, which we define as sales growth less the impacts from foreign currency translation, acquisitions and divestitures for the first 12 months following transaction date, and impacts from adoption of the new accounting guidance on revenue from contracts with customers that arise solely due to non-comparable accounting treatment of contracts existing in the prior period; adjusted free cash flow, which we define as cash flow from operations less capital expenditures and which we adjust to exclude the impact of separation costs related to the spin-offs of Resideo and Garrett, if and as noted in the release; adjusted free cash flow conversion, which we define as adjusted free cash flow divided by net income attributable to Honeywell, excluding pension mark-to-market expenses, separation costs related to the spin-offs, and adjustments to the 4Q17 U.S. tax legislation charge, if and as noted in the release; and adjusted earnings per share, which we adjust to exclude pension mark-to-market expenses, as well as for other components, such as separation costs related to the spin-offs, the 4Q17 U.S. tax legislation charge, adjustments to such charge, and after-tax segment profit contribution from Resideo and Garrett in the periods noted in the release, net of spin indemnification impacts assuming both indemnification agreements were effective in such periods, if and as noted in the release. The respective tax rates applied when adjusting earnings per share for these items are identified in the release or in the reconciliations presented in the Appendix. Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Refer to the Appendix attached to this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

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Honeywell 2019 Outlook - 7

Honeywell International Inc.

Consolidated Statement of Operations (Unaudited)

(Dollars in millions, except per share amounts)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2018	2017		2018	2017

Product sales	$7,434	$8,646		$32,848	$32,317
Service sales	2,295	2,197		8,954	8,217
Net sales	9,729	10,843		41,802	40,534

Costs, expenses and other
Cost of products sold (A)	5,400	6,194		23,634	23,176
Cost of services sold (A)	1,285	1,346		5,412	4,968
	6,685	7,540		29,046	28,144
Selling, general and administrative expenses (A)	1,524	1,684		6,051	6,087
Other (income) expense	(290)	(129)		(1,149)	(963)
Interest and other financial charges	90	81		367	316
	8,009	9,176		34,315	33,584
Income before taxes	1,720	1,667		7,487	6,950
Tax expense (benefit)	(20)	4,174		659	5,362

Net income (loss)	1,740	(2,507)		6,828	1,588

Less: Net income attributable to the noncontrolling interest	19	12		63	43

Net income (loss) attributable to Honeywell	$1,721	$(2,519)		$6,765	$1,545

Earnings (loss) per share of common stock - basic	$2.34	$(3.32)		$9.10	$2.03

Earnings (loss) per share of common stock - assuming dilution	$2.31	$(3.32)		$8.98	$2.00

Weighted average number of shares outstanding - basic	734.0	758.8		743.0	762.1

Weighted average number of shares outstanding - assuming dilution	743.9	758.8	(B)	753.0	772.1

(A)	Cost of products and services sold and selling, general and administrative expenses include amounts for repositioning and other charges, the service cost component of pension and other postretirement (income) expense, and stock compensation expense.
(B)	Due to a loss for the period, no incremental shares are included because the effect would be antidilutive.

Below is a reconciliation of earnings per share to earnings per share, excluding pension mark-to-market expense, separation costs, and impact from the Tax Cuts and Jobs Act of 2017 (“U.S. Tax Reform”). We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends. For the three months ended December 31, 2017, earnings per share utilizes weighted average number of shares outstanding, assuming dilution of 769.0 million.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Earnings (loss) per share of common stock - assuming dilution	$2.31	$(3.32)	$8.98	$2.00
Pension mark-to-market expense (1)	0.04	0.09	0.04	0.09
Separation costs	0.14	0.02	0.97	0.02
Impacts from U.S. Tax Reform	(0.58)	5.06	(1.98)	5.04
Impact of dilution of weighted average number of shares outstanding		0.04
Earnings per share of common stock - assuming dilution, excluding pension mark-to-market expense, separation costs, and impacts from Tax Reform	$1.91	$1.89	$8.01	$7.15

(1) Pension mark-to-market expense uses a blended tax rate of 24% for 2018 and 23% for 2017.

Honeywell 2019 Outlook - 8

Honeywell International Inc.

Segment Data (Unaudited)

(Dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Net Sales	2018	2017	2018	2017

Aerospace	$3,428	$3,902	$15,493	$14,779

Honeywell Building Technologies	1,802	2,615	9,298	9,777

Performance Materials and Technologies	2,802	2,854	10,674	10,339

Safety and Productivity Solutions	1,697	1,472	6,337	5,639

Total	$9,729	$10,843	$41,802	$40,534

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
Segment Profit	2018	2017	2018	2017

Aerospace	$801	$893	$3,503	$3,288

Honeywell Building Technologies	335	461	1,608	1,650

Performance Materials and Technologies	652	607	2,328	2,206

Safety and Productivity Solutions	272	231	1,032	852

Corporate	(100)	(96)	(281)	(306)

Total segment profit	1,960	2,096	8,190	7,690

Interest and other financial charges	(90)	(81)	(367)	(316)
Stock compensation expense (A)	(44)	(43)	(175)	(176)
Pension ongoing income (B)	247	167	992	713
Pension mark-to-market expense (B)	(37)	(87)	(37)	(87)
Other postretirement income (B)	8	5	32	21
Repositioning and other charges (C,D)	(335)	(387)	(1,091)	(973)
Other (E)	11	(3)	(57)	78

Income before taxes	$1,720	$1,667	$7,487	$6,950

(A)	Amounts included in Selling, general and administrative expenses.
(B)	Amounts included in Cost of products and services sold and Selling, general and administrative expenses (service costs) and Other income/expense (non-service cost components).
(C)	Amounts included in Cost of products and services sold, Selling, general and administrative expenses, and Other income/expense.
(D)	Includes repositioning, asbestos, and environmental expenses.
(E)	Amounts include the other components of Other income/expense not included within other categories in this reconciliation. Equity income (loss) of affiliated companies is included in segment profit.

Honeywell 2019 Outlook - 9

Honeywell International Inc.

Consolidated Balance Sheet (Unaudited)

(Dollars in millions)

	December 31,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$9,287	$7,059
Short-term investments	1,623	3,758
Accounts receivable - net	7,508	8,866
Inventories	4,326	4,613
Other current assets	1,618	1,706
Total current assets	24,362	26,002

Investments and long-term receivables	742	667
Property, plant and equipment - net	5,296	5,926
Goodwill	15,546	18,277
Other intangible assets - net	4,139	4,496
Insurance recoveries for asbestos related liabilities	437	479
Deferred income taxes	382	251
Other assets	6,869	3,372

Total assets	$57,773	$59,470

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities:
Accounts payable	$5,607	$6,584
Commercial paper and other short-term borrowings	3,586	3,958
Current maturities of long-term debt	2,872	1,351
Accrued liabilities	6,859	6,968
Total current liabilities	18,924	18,861

Long-term debt	9,756	12,573
Deferred income taxes	1,713	2,664
Postretirement benefit obligations other than pensions	344	512
Asbestos related liabilities	2,269	2,260
Other liabilities	6,402	5,930
Redeemable noncontrolling interest	7	5
Shareowners’ equity	18,358	16,665

Total liabilities, redeemable noncontrolling interest and shareowners’ equity	$57,773	$59,470

Honeywell 2019 Outlook - 10

Honeywell International Inc.

Consolidated Statement of Cash Flows (Unaudited)

(Dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income (loss)	$1,740	$(2,507)	$6,828	$1,588
Less: Net income attributable to the noncontrolling interest	19	12	63	43
Net income (loss) attributable to Honeywell	1,721	(2,519)	6,765	1,545
Adjustments to reconcile net income attributable to Honeywell to net cash provided by operating activities:
Depreciation	163	183	721	717
Amortization	91	100	395	398
(Gain) loss on sale of non-strategic businesses and assets	-	7	-	7
Repositioning and other charges	335	387	1,091	973
Net payments for repositioning and other charges	(133)	(234)	(652)	(628)
Pension and other postretirement income	(218)	(85)	(987)	(647)
Pension and other postretirement benefit payments	(13)	(35)	(80)	(106)
Stock compensation expense	44	43	175	176
Deferred income taxes	(104)	2,529	(586)	2,452
Other	(531)	1,680	(694)	1,642
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable	(367)	(274)	(236)	(682)
Inventories	(44)	141	(503)	(259)
Other current assets	(138)	(581)	218	(568)
Accounts payable	267	520	733	924
Accrued liabilities	486	310	74	22
Net cash provided by operating activities	1,559	2,172	6,434	5,966

Cash flows from investing activities:
Expenditures for property, plant and equipment	(306)	(418)	(828)	(1,031)
Proceeds from disposals of property, plant and equipment	11	40	15	86
Increase in investments	(1,177)	(2,594)	(4,059)	(6,743)
Decrease in investments	1,398	1,621	6,032	4,414
Cash paid for acquisitions, net of cash acquired	(484)	(10)	(535)	(82)
Other	152	(22)	402	(218)
Net cash provided by (used for) investing activities	(406)	(1,383)	1,027	(3,574)

Cash flows from financing activities:
Proceeds from issuance of commercial paper and other short-term borrowings	4,591	4,893	23,891	13,701
Payments of commercial paper and other short-term borrowings	(4,942)	(4,924)	(24,095)	(13,532)
Proceeds from issuance of common stock	25	57	267	520
Proceeds from issuance of long-term debt	1	1,199	27	1,238
Payments of long-term debt	(27)	(223)	(1,330)	(292)
Repurchases of common stock	(1,692)	(1,554)	(4,000)	(2,889)
Cash dividends paid	(603)	(565)	(2,272)	(2,119)
Pre-separation funding	1,197	-	2,801	-
Spin-off cash	(179)	-	(179)	-
Other	(1)	(12)	(142)	(143)
Net cash provided by (used for) by financing activities	(1,630)	(1,129)	(5,032)	(3,516)

Effect of foreign exchange rate changes on cash and cash equivalents	(39)	10	(201)	340
Net increase (decrease) in cash and cash equivalents	(516)	(330)	2,228	(784)
Cash and cash equivalents at beginning of period	9,803	7,389	7,059	7,843
Cash and cash equivalents at end of period	$9,287	$7,059	$9,287	$7,059

Honeywell 2019 Outlook - 11

Honeywell International Inc.

Reconciliation of Segment Profit to Operating Income and Calculation of Segment Profit and Operating Income Margins (Unaudited)

(Dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2018	2017	2018	2017

Segment profit	$1,960	$2,096	$8,190	$7,690

Stock compensation expense (A)	(44)	(43)	(175)	(176)
Repositioning, Other (B,C)	(347)	(371)	(1,100)	(962)
Pension and other postretirement service costs (D)	(49)	(63)	(210)	(249)
Operating income	$1,520	$1,619	$6,705	$6,303

Segment profit	$1,960	$2,096	$8,190	$7,690
÷ Net sales	$9,729	$10,843	$41,802	$40,534
Segment profit margin %	20.1%	19.3%	19.6%	19.0%

Operating income	$1,520	$1,619	$6,705	$6,303
÷ Net sales	$9,729	$10,843	$41,802	$40,534
Operating income margin %	15.6%	14.9%	16.0%	15.6%

(A)	Included in Selling, general and administrative expenses.
(B)	Includes repositioning, asbestos, environmental expenses and equity income adjustment.
(C)	Included in Cost of products and services sold, Selling, general and administrative expenses and Other income/expense.
(D)	Included in Cost of products and services sold and Selling, general and administrative expenses.

We define segment profit as operating income, excluding stock compensation expense, pension and other postretirement service costs, and repositioning and other charges. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of segment profit, on an overall Honeywell basis, to operating income has not been provided for all forward-looking measures of segment profit and segment margin included herewithin. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from items excluded from segment profit. The information that is unavailable to provide a quantitative reconciliation could have a significant impact on our reported financial results. To the extent quantitative information becomes available without unreasonable effort in the future, and closer to the period to which the forward-looking measures pertain, a reconciliation of segment profit to operating income will be included within future filings.

Honeywell 2019 Outlook - 12

Honeywell International Inc.

Reconciliation of Organic Sales % Change (Unaudited)

	Three Months Ended December 31, 2018	Twelve Months Ended December 31, 2018
Honeywell
Reported sales % change	(10)%	3%
Less: Foreign currency translation	(1)%	1%
Less: Acquisitions, divestitures and other, net	(15)%	(4)%
Organic sales % change	6%	6%

Aerospace
Reported sales % change	(12)%	5%
Less: Foreign currency translation	(1)%	1%
Less: Acquisitions, divestitures and other, net	(21)%	(5)%
Organic sales % change	10%	9%

Honeywell Building Technologies
Reported sales % change	(31)%	(5)%
Less: Foreign currency translation	(2)%	1%
Less: Acquisitions, divestitures and other, net	(30)%	(9)%
Organic sales % change	1%	3%

Performance Materials and Technologies
Reported sales % change	(2)%	3%
Less: Foreign currency translation	(2)%	1%
Less: Acquisitions, divestitures and other, net	-	-
Organic sales % change	-	2%

Safety and Productivity Solutions
Reported sales % change	15%	12%
Less: Foreign currency translation	(1)%	1%
Less: Acquisitions, divestitures and other, net	1%	-
Organic sales % change	15%	11%

We define organic sales percent as the year-over-year change in reported sales relative to the comparable period, excluding the impact on sales from foreign currency translation, acquisitions, net of divestitures, and non-comparable impacts from adoption of the new revenue recognition standard. We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

A quantitative reconciliation of reported sales percent change to organic sales percent change has not been provided for forward-looking measures of organic sales percent change because management cannot reliably predict or estimate, without unreasonable effort, the fluctuations in global currency markets that impact foreign currency translation, nor is it reasonable for management to predict the timing, occurrence and impact of acquisition and divestiture transactions, all of which could significantly impact our reported sales percent change.

Honeywell 2019 Outlook - 13

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Adjusted Free Cash Flow and Calculation of Adjusted Free Cash Flow Conversion (Unaudited)

(Dollars in millions)

	Twelve Months Ended December 31, 2018	Twelve Months Ended December 31, 2017

Cash provided by operating activities	$6,434	$5,966
Expenditures for property, plant and equipment	(828)	(1,031)
Free cash flow	5,606	4,935
Separation cost payments	424	-
Adjusted free cash flow	$6,030	$4,935

Net income attributable to Honeywell	$6,765	$1,545
Separation costs, includes net tax impacts	732	14
U.S. Tax Reform	(1,494)	3,891
Pension mark-to-market	28	67
Adjusted net income attributable to Honeywell	$6,031	$5,517

Cash provided by operating activities	$6,434	$5,966
÷ Net income (loss) attributable to Honeywell	$6,765	$1,545
Operating cash flow conversion	95%	386%

Adjusted free cash flow	$6,030	$4,935
÷ Adjusted net income attributable to Honeywell	$6,031	$5,517
Adjusted free cash flow conversion %	100%	89%

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Honeywell 2019 Outlook - 14

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Adjusted Free Cash Flow (Unaudited)

(Dollars in millions)

	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017

Cash provided by operating activities	$1,559	$2,172
Expenditures for property, plant and equipment	(306)	(418)
Free cash flow	1,253	1,754
Separation cost payments	233	-
Adjusted free cash flow	$1,486	$1,754

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Honeywell 2019 Outlook - 15

Honeywell International Inc.

Reconciliation of Earnings (loss) per Share to Adjusted Earnings per Share, Excluding Spin-off Impact (Unaudited)

	Three Months Ended December 31,
	2018	2017

Earnings (loss) per share of common stock - assuming dilution (1)	$2.31	$(3.32)
Pension mark-to-market expense	0.04	0.09
Separation costs (2)	0.14	0.02
Impacts from U.S. Tax Reform	(0.58)	5.06
Impacts of dilution of weighted average number of shares outstanding		0.04
Adjusted earnings per share of common stock - assuming dilution	$1.91	$1.89
Less: EPS, attributable to spin-offs		$0.19
Adjusted earnings per share of common stock - assuming dilution, excluding spin-off impact		1.70

(1) For the three months ended December 31, 2018 and 2017, adjusted earnings per share utilizes weighted average shares of approximately 743.9 million and 769 million.

(2) For the three months ended December 31, 2018 and 2017, separation costs of $104 million and $14 million including net tax impacts.

We believe adjusted earnings per share, excluding spin-off impact, is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell 2019 Outlook - 16

Honeywell International Inc.

Reconciliation of Cash Provided by Operating Activities to Adjusted Free Cash Flow (Unaudited)

	Twelve Months Ended December 31, 2018 ($M)	Twelve Months Ended December 31, 2019 ($B)

Cash provided by operating activities	$6,434	~$5.9 - $6.5
Expenditures for property, plant and equipment	(828)	~(0.8)
Free cash flow	5,606	~5.1 - 5.7
Separation cost payments	424	~0.3
Adjusted free cash flow	$6,030	~$5.4 - $6.0

We define free cash flow as cash provided by operating activities less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, pay dividends, repurchase stock or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.